UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 22, 2009

CHINA DIRECT, INC.
(Exact name of registrant as specified in its charter)

Florida	001-33694	13-3876100

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

431 Fairway Drive, Suite 200, Deerfield Beach, Florida 33441
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (954) 363-7333

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 1.02 – Termination of a Material Definitive Agreement.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 22, 2008 Mr. I. Andrew Weeraratne, Chief Financial Officer of China Direct, Inc. (the “Company”) resigned from his position with the Company and terminated his at-will employment arrangement with the Company. On May 22, 2009, Mr. Weeraratne and the Company entered into a Separation Agreement (the “Separation Agreement”). Pursuant to the terms of the Separation Agreement, the Company accelerated the vesting of and awarded Mr. Weeraratne 34,367 shares of the Company’s common stock and agreed to continue to pay his salary thru May 31, 2009.  A copy of the Separation Agreement is attached hereto as Exhibit 10.1.

Effective May 22, 2009, Huaqin (Kim) Chen, the Company’s Controller and Internal Audit Manager will assume Mr. Weeraratne’s duties while the Company seeks his replacement. Ms. Chen has served as the Company's Controller and Internal Auditor since April 2009. From January 2001 to March 2009, Ms. Chen was the Assistant Controller at International Paper Company where she was responsible for financial reporting, analysis and budgeting, internal controls, domestic and international audits, supervision of accounts receivable and payables, payroll and project managers and the establishment of the financial controls over a Hong Kong based business. From January 1992 to November 2000, Ms. Chen held various corporate accounting positions.  From August 1980 through December 1989, Ms. Chen was an Assistant Professor of English at Shanghai International Studies University in China where she received a Bachelors of Arts Degree in English and Literature in 1980.  Ms. Chen also received a Masters in Business Administration with a Concentration in Accounting and Finance from Winthrop University, Rock Hill, South Carolina in 1992.

Ms. Chen will continue to receive her salary of $80,000 per year in cash plus 10,000 shares of the Company’s restricted common stock pursuant to the April 3, 2009 employment agreement entered into between the Company and Ms. Chen. The restricted common stock will vest 25% on April 3, 2010, then 25% each quarterly period thereafter until fully vested and will be subject to the terms and conditions of the Company’s restricted stock award agreement as approved by the Company’s Compensation Committee .  In addition, Ms. Chen is eligible to receive a bonus of up to 20% of her salary subject to approval by our Compensation Committee and is entitled to participate in the Company’s health, dental and life insurance plan after 90 days of employment with the Company.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits:
10.1	Separation Agreement between China Direct, Inc. and I. Andrew Weeraratne dated as of May 22, 2009.
10.2	Employment Agreement between China Direct, Inc. and Huaqin (Kim) Chen dated as of April 3, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA DIRECT, INC.

Date: May 28, 2008	By:	/s/ Yuejian Wang
Yuejian (James) Wang,
Chief Executive Officer